Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167466

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 17, 2010)

14,231,696 shares of Common Stock
and Warrants to purchase Common Stock
(including up to 11,485,844 shares of Common Stock issuable
from time to time upon exercise of such Warrants)

On March 12, 2012, Bionovo, Inc. entered into a securities purchase agreement, or the Securities Purchase Agreement, with the investors named on the Schedule of Buyers attached thereto, or the Investors, relating to the purchase by the Investors of (i) 14,231,696 shares of our common stock, par value $0.0001 per share, or Common Shares, and (ii) warrants, or the Warrants, to purchase an aggregate of 11,485,844 shares of common stock at an exercise price of $0.03 per share, which is referred to herein as the Offering. The aggregate purchase price for the Common Shares and Warrants is approximately $426,951. If the Warrants are exercised in full for cash, we will receive approximately an additional $344,575 in proceeds. Assuming exercise in full of the Warrants for cash, we estimate that our net proceeds from the sale of these securities will be approximately $740,000, after deducting our estimated offering expenses.

For a more complete description of the transactions described above, see “Description of Transaction” beginning on page S-20 of this prospectus supplement.

Our common stock is quoted on the OTCQB under the ticker symbol “BNVI.” On March 12, 2012, the last reported sales price of our common stock on the OTCQB was $0.06 per share. Prior to February 7, 2012, our common stock was quoted on The NASDAQ Capital Market. Under General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $14,273,353, based on 64,113,870 shares of outstanding common stock, of which 54,897,511 shares were held by non-affiliates, and a per share price of $0.26, which was the last reported sales price of our common stock on The NASDAQ Capital Market on January 27, 2012. During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have sold approximately $1,344,514 in shares of our common stock pursuant to General Instruction I.B.6, based on 6,031,915 shares of our common stock issued pursuant to General Instruction I.B.6 on January 6, 2012 and a per share price of $0.2229, which was the last reported sales price of our common stock on The NASDAQ Capital Market on January 6, 2012. We are not listing the Warrants on an exchange or any trading system and we do not expect that a trading market for the Warrants will develop.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND AS SET FORTH UNDER THE CAPTION “RISK FACTORS” IN ANY OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTIONS 13(A), 13(C), 14 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER PRIOR TO PURCHASING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are conducting this offering on a self-underwritten basis and there will be no underwriter or placement agent involved in the sale of these securities. Accordingly, we will retain, subject to the offering expenses that we incur, all of the proceeds from the sale of the shares of our common stock, and the proceeds received upon exercise of the Warrants, if any.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The date of this prospectus supplement is March 13, 2012.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this Offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Bionovo,” the “Company,” “we,” “us” or “our” mean Bionovo, Inc., unless we state otherwise or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6 and as set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-23 of this prospectus supplement.

BIONOVO, INC.

Company Overview

We are a late stage clinical drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, MenerbaTM (MF101), represents a new class of receptor sub-type selective estrogen receptor modulator (SERM), for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed Menerba to selectively modulate estrogen receptor beta (ERß) and we believe it could provide a safe and effective alternative to the existing Federal Drug Administration, or FDA, approved therapies that pose a significant risk to women for developing breast cancer, stroke, cardiovascular disease, blood clots and other serious diseases. Hot flashes (or hot flushes) are a brief experience of body surface temperature irregularity resulting in fever like redness, sweating and prickly sensation that lasts from 4 to 10 minutes. The experience may be accompanied by other symptoms such as anxiety, irritability, palpitations, blushing, panic, a sensation of loss of control, along with significant physical and emotional distress. Recently it has been suggested that women experiencing hot flashes are at higher risk for coronary heart disease, Type 2 diabetes, osteoporosis and early dementia, while at lower risk for breast cancer. Although not life threatening, hot flashes should be viewed as a marker of health decline and risk factor for aging diseases in women. In preclinical studies, Menerba does not lead to tumor formation in either breast or uterine tissues and it does not increase the risk for clotting. This characteristic, if confirmed in clinical testing, would differentiate Menerba from some existing therapies and other hormone-based therapies in clinical development. We announced in 2007 the results of our completed, multicenter, randomized, double-blinded, placebo-controlled Phase 2 trial, involving 217 women, which showed the higher of two Menerba doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes after 12 weeks of treatment. In addition, treatment with the higher of the two doses of Menerba led to a statistically significant reduction in night time awakenings when compared to placebo, which represents superior efficacy to existing non-hormonal therapies in development. In 2011, we announced the results of two tolerability studies with doses higher and similar to the higher dose in the Phase 2 study. In both studies significant reduction in hot flashes was observed as well as significant reduction in night time awakening. Following FDA guidance, we launched the first of two Phase 3 clinical trials required for New Drug Application (NDA) submission. The Phase 3, randomized, double-blinded, placebo-controlled clinical trial is currently enrolling 1,200 postmenopausal women with moderate to severe hot flashes at approximately 50 clinical sites in the U.S. We believe that Menerba’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT).

Although we are focusing our resources primarily on the development of Menerba, we have a diverse pipeline of additional clinical and preclinical drug candidates in both women’s health and cancer, which we may pursue if additional funding becomes available. As part of our pipeline, we are developing BezielleTM, an

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oral anticancer agent for advanced breast cancer. Unlike most other anticancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, Bezielle is designed to take advantage of a unique metabolism of cancer cells, with a well-characterized mechanism of action which leads to very selective tumor cell DNA damage and the death of cancer cells, without lasting harm to normal cells. This is accomplished by Bezielle’s secondary inhibition of glycolysis, a metabolic pathway on which cancer cells rely for energy production. Glycolysis inhibition leads to energy collapse in the cells and results in death of cancer cells. Since normal cells do not rely for the most part on glycolysis for energy production, they are not killed by Bezielle. Based on our clinical and pre-clinical studies, we believe that Bezielle may have a preferential effect on hormone-independent cancers, a subset with few treatment options. To date, 48 women with advanced metastatic breast cancer have been treated with Bezielle in two separate Phase 1 clinical trials. As predicted by the mechanism of action, Bezielle had very limited toxicities with an extremely favorable tolerability profile. Moreover, Bezielle showed encouraging clinical activity among a cohort of women with metastatic breast cancer who had been heavily pretreated with other regimens. A Phase 2 trial has been reviewed by the FDA and the institutional review boards, or IRBs, at several prestigious breast cancer clinical sites in the U.S. We will need to obtain additional funding to commence this open-label, non-randomized trial in 80 women diagnosed with metastatic breast cancer who have failed no more than two prior chemotherapy regimens. We believe that Bezielle’s novel mechanism of action and favorable tolerability profile could lead to preferential use over existing drugs in the treatment of advanced breast cancer, and potentially in the broader, adjuvant care of breast cancer. We also plan to evaluate Bezielle for the treatment of other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We have also prepared an investigational new drug, or IND, application and plan to initiate a Phase 1 trial for our second women’s health drug candidate, SealaTM (formerly VG101), for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness.” We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process utilizes botanical sources, used in Traditional Chinese Medicine (TCM), and believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to isolate and purify botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on the development of botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety to support an IND application for initial clinical studies of botanicals that have been legally marketed in the U.S. and/or a foreign country as dietary supplements without raising any known safety concerns. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed by following this FDA guidance. In addition, we have identified active chemical components underpinning the mechanism of action for all of our drug candidates, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over the next few years, and do not expect to generate profits until and unless Menerba or one of our other drug candidates has been approved and is being marketed with commercial partners. As of December 31, 2011, we have an accumulated deficit of $87.2 million since our inception in February of 2002. Since our inception, we have conducted five well-controlled human clinical trials evaluating Menerba for menopausal vasomotor symptoms. With over 300 patient exposures, all clinical studies to date have demonstrated excellent safety and tolerability. The Phase 2 study demonstrated Menerba’s statistically superior efficacy compared to placebo, at clinically meaningful levels. All studies have consistently shown a clear dose response.

Bionovo launched the first of two Phase 3 clinical trials in October 2011. This randomized, placebo controlled trial is currently underway at 50 clinical sites across the US and total enrollment will include 1,200 patients. The primary aim of the study is to measure the safety and efficacy of Menerba compared to placebo in reducing the frequency of moderate to severe hot flashes among healthy postmenopausal women after 12

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weeks of treatment. Top line safety and efficacy data from the Phase 3 trial will be available in the first quarter of 2013. If we do not obtain additional financing in the near future, we do not expect that any of our clinical trials will continue.

Recent Developments

As of December 31, 2011, we had $2.5 million in cash and cash equivalents and $0.5 million in short-term securities, for a total of $3.0 million. On March 9, 2012, we announced that we reduced our workforce by over 90%. If we are not successful our efforts to raise additional funds by the end of the first quarter of 2012, we may be required to delay, reduce the scope of, or eliminate one or more of our development programs or discontinue operations altogether.

On February 8, 2012, we filed a registration statement on Form S-1 with the SEC (File No. 33-179429), as amended, to register the offering of an aggregate of up to $25 million in convertible preferred stock and warrants to purchase shares of common stock, which we refer to herein as the “Proposed 2012 Offering.” The terms of the Proposed 2012 Offering have not yet been finalized and are subject to change. We may not consummate the Proposed 2012 Offering.

Company Information

Our principal executive offices are located at 5858 Horton Street, Suite 400, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

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THE OFFERING

Issuer
Bionovo, Inc.
Common Stock
14,231,696 shares of common stock, par value $0.0001 per share, or Common Shares.
Description of the Warrants
Warrants to purchase up to 11,485,844 shares of our common stock, or the Warrants.
A holder of a Warrant may exercise the Warrant any time from the date of issuance to March 30, 2012.
The exercise price of the Warrants is $0.03 per share of common stock being purchased, subject to adjustment in the event of stock dividends and stock splits, stock combinations, or other reclassifications affecting our common stock.
Common stock to be outstanding immediately after the Offering (assuming exercise of all of the Warrants)
89,831,410 shares of common stock
Use of Proceeds
Assuming exercise in full of the Warrants for cash, we estimate that our net proceeds from the Offering, after deducting our estimated offering expenses, will be approximately $740,000.
We currently intend to use the net proceeds of the Offering to partially finance our Phase 3 clinical trial for Menerba and for general corporate purposes. For a more complete description of our intended use of proceeds from the Offering, see “Use of Proceeds.”
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
Exchange Listing
Our common stock is quoted on the OTCQB under the trading symbol “BNVI”.
We are not listing the Warrants on an exchange or any trading system and we do not expect that a trading market for the Warrants will develop.

The foregoing summary of the securities in the Offering does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and Form of Warrant, which have been filed as exhibits to a current report on Form 8-K that is incorporated herein by reference.

Except as otherwise indicated, all information in this prospectus reflects the 1-for-5 reverse stock split of our outstanding common stock that was effective on August 30, 2010. Our common stock began trading on a split-adjusted basis on The NASDAQ Capital Market at the opening of trading on August 31, 2010. On February 7, 2012, we filed a Form 25 with the SEC to effect the voluntary delisting of our common stock from The NASDAQ Capital Market and our common stock began trading on the OTCQB under the trading symbol “BNVI”.

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RISK FACTORS

In addition to the risk factors set forth below, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference into this prospectus before making an investment decision. For more information, see “Where You Can Find More Information.”

Risks Relating to Our Business and Industry

Our cash and other sources of liquidity may not be adequate to fund our operations beyond the next month. We require substantial additional capital to continue our operations, which may not be available on commercially acceptable terms. We cannot be certain that funds will be available and, if they are not available, we may not be able to continue as a going concern which may result in actions that could adversely impact our stockholders.

We have projected that cash on hand, including the net proceeds from the sale of common stock in the Offering, will be sufficient to allow us to continue operations for another month. If the Warrants issued in the Offering are exercised in full for cash, we may be able to continue operations for two months. As a result of insufficient cash flow, on March 9, 2012, we announced that we reduced our workforce by over 90%. As of March 12, 2012, our cash on hand was only approximately $311,000. After taking into account our anticipated net proceeds from the Offering, and assuming the full exercise of the Warrants issued in the offering, we expect to have cash on hand of approximately $1,000,000. We will require substantial capital resources in order to conduct our operations and develop our therapeutic products, and do not expect that our current cash and cash equivalents will be sufficient to fund our current and planned operations. If we need additional funding for operations and are unable to raise it through debt or equity financings, we may be forced to liquidate assets and/or curtail or cease operations.

Additional financing through grants, strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. The interest of the public and private equity markets to any proposed financing is substantially affected by the general economic, market and political climate and by other factors which are unpredictable and over which we have no control. Additional equity financings, if we obtain them, could result in significant dilution to current shareholders. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets. Further, in the event that additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates, or products that we would otherwise seek to develop and commercialize ourselves.

To conserve funds, we may pursue less expensive but higher-risk development paths or suspend some or all development activity. Historically, we have limited our product development activities to the minimum we felt was sufficient to support our development and commercialization goals, in particular, with respect to Menerba. While we successfully completed Phase 2 clinical trials of Menerba without extensive product development experience, we may lack the information and resources necessary to complete product development of Menerba or any of our other products and may be unable to manufacture any of them successfully on a commercially-viable scale. If we are unable to complete our product development, we may be unable to effectively commercialize our products, if approved. If we do not obtain additional financing in the near future, we do not expect that any of our clinical trials will continue. If we cease to continue as a going concern due to lack of available capital or otherwise, you may lose your entire investment in our company.

We have a history of net losses, which we expect to continue for the foreseeable future and, as a result, we are unable to predict the extent of any future losses or when, if ever, we will become profitable or if we will be able to continue as a going concern.

We are a development stage company which commenced operations in 2002, and we are subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop our products. We currently conduct research and development to develop women’s health and anticancer drugs. We do not know whether we will be successful in the development of such products. From inception through December 31, 2011, we have a deficit accumulated during the development stage of approximately $87.2 million. Our net loss for fiscal years ended December 31, 2011, 2010 and 2009 were $13.7 million, $17.7 million and $16.4 million, respectively. Our net loss for the fiscal year ended December 31, 2008 was $16.7 million and for the fiscal year ended December 31, 2007 was $12.9 million.

To date, we have mainly recognized revenues from a technology license, research services, and government grants. On October 15, 2007, we terminated the technology license agreement. We do not anticipate generating significant revenues from sales of our products, if approved, for at least several years, if at all. All of our product candidates are in development and none have been approved for commercial sale. We expect to increase our operating expenses over the next several years as we expand clinical trials for our product candidates currently in clinical development, including Menerba and Bezielle, advance our other women’s health and anticancer product candidates into clinical trials, expand our research and development activities, and seek regulatory approvals and eventually engage in commercialization activities in anticipation of potential FDA approval of our product candidates. Because of the numerous risks and uncertainties associated with developing our product candidates and their potential for commercialization, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and sustain profitability, the market value of our common stock will likely decline and we may not be able to continue as a going concern.

If we are unable to raise sufficient additional capital, we may seek to merge with or be acquired by another company and that transaction may adversely affect our business and the value of our securities.

If we are unable to raise sufficient additional capital, we may seek to merge with another company with a stronger cash position, complementary work force, or product candidate portfolio or for other reasons. We believe the market price for our common stock may not accurately reflect the value of our business. While we will continue to seek to maximize the value of our business to our stockholders, the most attractive option for doing so may require us to consummate a transaction involving an exchange of our common stock with that of another company. There are numerous risks associated with merging or being acquired. These risks include, among others, incorrectly assessing the quality of a prospective acquirer or merger-partner, encountering greater than anticipated costs in integrating businesses, facing resistance from employees and being unable to profitably deploy the assets of the new entity. The operations, financial condition, and prospects of the post-transaction entity depend in part on our and our acquirer/merger-partner’s ability to successfully integrate the operations related to our product candidates, business and technologies. We may be unable to integrate operations successfully or to achieve expected cost savings and any cost savings which are realized may be offset by losses in revenues or other charges to operations. As a result, our stockholders may not realize the full value of their investment.

We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital.

As of March 12, 2012, we had 340,000,000 authorized shares of common stock, of which 97.7 million shares of common stock were issued and outstanding on a fully diluted basis. Thus, we have a limited number of shares of common stock available for future issuance. The limited availability of shares of common stock may hinder our ability to raise capital through the issuance of common stock or securities convertible into or exchangeable or exercisable for common stock, if the need should so arise. If we need to increase the number of our authorized shares of common stock, then under applicable Delaware law and the provisions of our certificate of incorporation, such an increase will require the approval of the holders of a majority of our issued and outstanding shares of common stock. No assurance can be provided that we would be able to obtain the requisite vote to increase the number of our authorized shares of common stock. A failure to increase our authorized share capital when needed would adversely affect our ability to raise additional capital and therefore could materially and adversely affect our financial condition, liquidity and prospects.

If we lose the services of our co-founders who serve as directors and officers of our company, our operations could be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our co-founders, Isaac Cohen and Mary Tagliaferri. If we were to lose the services of one or both of them, our ability to continue to execute our business plan could be materially impaired.

We have a limited operating history and are considered a development stage company.

We are considered a development stage company for accounting purposes because we have not generated any material revenues to date. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

Our potential products face significant regulatory hurdles prior to marketing which could delay or prevent sales. These regulatory hurdles include both clinical development requirements and chemistry manufacturing and control (CMC) requirements.

Before we obtain the approvals necessary to sell any of our potential products, we must show through preclinical studies and human testing that each potential product is safe and effective. We have a number of products moving toward or currently in clinical trials. Failure to show any potential product’s safety and effectiveness would delay or prevent regulatory approval of the product and could adversely affect our business. The clinical trial process is complex and uncertain. The results of preclinical studies and initial clinical trials may not necessarily predict the results from later large-scale clinical trials. In addition, clinical trials may not demonstrate a potential product’s safety and effectiveness to the satisfaction of the regulatory authorities. A number of companies have suffered significant setbacks in advanced clinical trials or in seeking regulatory approvals, despite promising results in earlier trials.

The rate at which we complete our clinical trials depends on many factors, including our ability to obtain adequate supplies of the potential products to be tested and patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment may result in increased costs and longer development times. In addition, future collaborative partners may have rights to control product development and clinical programs for products developed under the collaborations. As a result, these collaborators may conduct these programs more slowly or in a different manner than we had expected. Even if clinical trials are completed, we or our collaborative partners still may not apply for FDA approval in a timely manner or the FDA still may not grant approval.

In addition, the process development and manufacturing of potential products is subject to extensive government regulation, including by the FDA, DEA and state and other territorial authorities. The FDA administers processes to ensure that marketed products are safe, effective, and consistently uniform, of high quality and marketed only for approved indications. These quality assurance processes are complex and difficult for a new company to implement. Failure to comply with applicable regulatory requirements can result in sanctions up to the suspension of regulatory approval as well as civil and criminal sanctions. A number of companies have suffered significant setbacks in clinical development and in seeking regulatory approvals, despite their best efforts in the development of quality systems.

Our product development and commercialization involves a number of uncertainties, and we may never generate sufficient revenues from the sale of potential products to become profitable.

We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop, clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, we cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receive revenues from sales of our potential products, collaborative arrangements and other sources. Some of these fluctuations may be significant.

All of our products in development will require extensive additional development, including preclinical testing and human studies, as well as regulatory approvals, before we can market them. We cannot predict if or when any of the products we are developing or those being co-developed with us will be approved for marketing. There are many reasons that we or our collaborative partners may fail in our efforts to develop our potential products, including the possibility that:

•	preclinical testing or human studies may show that our potential products are ineffective or cause harmful side effects;
•	the products may fail to receive necessary regulatory approvals from the FDA or foreign authorities in a timely manner, or at all;
•	the products, if approved, may not be produced in commercial quantities or at reasonable costs;
•	the potential products, once approved, may not achieve commercial acceptance;
•	regulatory or governmental authorities may apply restrictions to our potential products, which could adversely affect their commercial success; or
•	the proprietary rights of other parties may prevent us or our partners from marketing our potential products.

Our drug development programs will require substantial additional future funding which could hurt our operational and financial condition.

Our drug development programs require substantial additional capital to successfully complete them, arising from costs to:

•	conduct research, preclinical testing and human studies;
•	establish pilot scale and commercial scale manufacturing processes and facilities; and
•	establish and develop quality control, regulatory and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including the following:

•	the pace of scientific progress in our research and development programs and the magnitude of these programs;
•	the scope and results of preclinical testing and human studies;
•	the time and costs involved in obtaining regulatory approvals;
•	the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
•	competing technological and market developments;
•	our ability to establish additional collaborations;
•	changes in our existing collaborations;
•	the cost of manufacturing scale-up; and
•	the effectiveness of our commercialization activities.

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt of major milestones and other payments.

If additional funds are required to support our operations and we are unable to obtain them on favorable terms, we may be required to cease or reduce further development or commercialization of our potential products, to sell some or all of our technology or assets or to merge with another entity.

We must comply with significant government regulations.

The research and development, manufacture and marketing of human therapeutic and diagnostic products are subject to regulation, primarily by the FDA in the U.S. and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, research and development activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including delay in approving or refusal to approve product licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recall or seizure of products, injunctions against shipping products and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining requisite FDA approval has historically been costly and time-consuming. Current FDA requirements for a new human biological product to be marketed in the U.S. include: (1) the successful conclusion of preclinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an Investigational New Drug Application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical trials to establish the safety and efficacy of the investigational new drug for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a Biologic License Application for a biological investigational new drug, to allow commercial distribution of a biologic product. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our products through clinical testing and to market.

Failure to obtain regulatory approvals in foreign jurisdictions would prevent us from marketing our products internationally.

We intend to have our product candidates marketed outside the United States. In order to market products in the European Union, Asia and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. We may be unable to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The approval procedure varies among countries and can involve additional and costly clinical testing and data review. The time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory agencies in other foreign countries or by the FDA. The failure to obtain these approvals could harm our business and result in decreased revenues.

We expect to rely heavily on collaborative relationships and termination of any of these programs could reduce the financial resources available to us, including research funding and milestone payments.

Our strategy for developing and commercializing many of our potential products, including products aimed at large markets, includes entering into collaborations with corporate partners, licensors, licensees and others.

These collaborations may provide us with funding and research and development resources for potential products. These agreements also may give our collaborative partners significant discretion when deciding whether or not to pursue any development program. Our collaborations may not be successful.

In addition, our collaborators may develop drugs, either alone or with others, which compete with the types of drugs they currently are developing with us. This could result in less support and increased competition for our programs. If any of our collaborative partners breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully, our product development under these agreements may be delayed or terminated.

We may have disputes in the future with our collaborators, including disputes concerning who owns the rights to any technology developed. These and other possible disagreements between us and our collaborators could delay our ability and the ability of our collaborators to achieve milestones or our receipt of other payments. In addition, any disagreements could delay, interrupt or terminate the collaborative research, development and commercialization of certain potential products, or could result in litigation or arbitration. The occurrence of any of these problems could be time-consuming and expensive and could adversely affect our business.

There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face even greater risks upon any commercialization by us of our product candidates. We have product liability insurance covering our clinical trials at a level appropriate for the industry, which we currently believe is adequate to cover any product liability exposure we may have. Clinical trial and product liability insurance is volatile and may become increasingly expensive. As a result, we may be unable to obtain sufficient insurance or increase our existing coverage at a reasonable cost to protect us against losses that could have a material adverse effect on our business. An individual may bring a product liability claim against us if one of our products or product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

•	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;
•	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;
•	withdrawal of clinical trial volunteers or patients;
•	damage to our reputation and the reputation of our products, resulting in lower sales;
•	regulatory investigations that could require costly recalls or product modifications;
•	litigation costs; and/or
•	the diversion of management’s attention from managing our business.

Claims relating to any improper handling, storage or disposal of biological and hazardous materials by us could be time-consuming and costly.

Our research and development activities at our facilities in Hayward, California and Emeryville, California involve the controlled storage, use and disposal of hazardous materials. We are subject to government regulations relating to the use, manufacture, storage, handling and disposal of hazardous materials and waste products. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by applicable laws and regulations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result or we could be penalized with fines, and any liability could exceed the limits of or fall outside our insurance coverage. We may not be able to maintain insurance on acceptable terms, or at all. Further, we could be required to incur significant costs to comply with current or future environmental laws and regulations.

If we cannot maintain manufacturing arrangements with third parties on acceptable terms, or if these third parties do not perform as agreed, the development or marketing of our product candidates could be delayed or otherwise materially and adversely affected.

In 2011, we completed the construction and commissioning of a pilot manufacturing plant for clinical trial supply for Menerba. This facility will not be sufficient for the commercial manufacture of the drug. We may be relying upon third-party manufacturers to provide significant portions of our supply chain for our drug-product. We depend on these third-party manufacturers to perform their obligations in a timely manner and in accordance with applicable governmental regulations. Our third-party manufacturers may encounter difficulties with meeting our requirements, including problems involving:

•	inconsistent production yields;
•	poor quality control and assurance or inadequate process controls; and/or
•	lack of compliance with regulations set forth by the FDA or other foreign regulatory agencies.

These contract manufacturers may not be able to manufacture for us at a cost or in quantities necessary to make them commercially viable. We also have no control over whether third-party manufacturers breach their agreements with us or whether they may terminate or decline to renew agreements with us. To date, our third party manufacturers have met our manufacturing requirements, but we cannot assure you that they will continue to do so. Furthermore, changes in the manufacturing process or procedure, including a change in the location where the drug is manufactured or a change of a third-party manufacturer, may require prior FDA review and approval in accordance with the FDA’s current Good Manufacturing Practices, or cGMPs, as well as other applicable regulations. There are comparable foreign requirements. This potential review may be costly and time-consuming and could delay or prevent the launch of a product. The FDA or similar foreign regulatory agencies at any time may also implement new standards, or change their interpretation and enforcement of existing standards for manufacture, packaging or testing of products. If we or our contract manufacturers are unable to comply, we or they may be subject to regulatory action, civil actions or penalties.

If we are unable to enter into agreements with additional manufacturers on commercially reasonable terms, or if there is a poor manufacturing performance on the part of our third party manufacturers, we may not be able to complete development of, or market, our product candidates.

If we cannot rely on third-party manufacturers, we will be required to incur significant costs and devote significant efforts to establish our own manufacturing facilities and capabilities. We do not have any commercial manufacturing experience, nor do we currently have any commercial manufacturing facilities and we must incur significant costs to develop this expertise. We may encounter difficulties in developing our manufacturing capacity and in manufacturing our products in commercial quantities, including, but not limited to: (i) maintaining product yields; (ii) maintaining quality control and assurance; (iii) providing component and service availability; (iv) maintaining adequate control policies and procedures; and (v) hiring and retaining qualified personnel. Difficulties encountered in developing our manufacturing could have a material adverse effect on our business, financial condition and results of operations. We cannot provide assurance that we will be able to successfully develop commercial manufacturing capacity by ourselves in a timely fashion or on an economically favorable basis.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to annually furnish a report by our management on our internal control over financial reporting. Such report must contain, among other matters, an assessment by our principal executive officer and our principal financial officer on the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective as of the end of our fiscal year. This assessment must include disclosure of any material weakness in our internal control over financial reporting identified by management. Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. In the future if any material weaknesses are identified in our internal control over financial reporting, our management will not be able to assert that our internal control over financial reporting or our disclosure controls and procedures are effective, and we could be required to further implement expensive and time-consuming remedial measures. We cannot be certain that any measures we take will ensure that we implement and maintain adequate internal control over financial reporting and that we will remediate any material weaknesses. If we fail to maintain effective internal control over financial reporting or disclosure controls and procedures, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on our stock price. Failure to comply with Section 404 could also potentially subject us to sanctions or investigations by the Securities and Exchange Commission (SEC) or other regulatory authorities.

The current global economic environment poses severe challenges to our business strategy, which relies on access to capital from the markets and our collaborators, and creates other financial risks for us.

The global economy, including credit markets and the financial services industry, has been experiencing a period of substantial turmoil and uncertainty. These conditions have generally made equity and debt financing more difficult to obtain, and may negatively impact our ability to complete financing transactions. The duration and severity of these conditions is uncertain, as is the extent to which they may adversely affect our business and the business of current and prospective collaborators and vendors. If the global economy does not improve or worsens, we may be unable to secure additional funding to sustain our operations or to find suitable partners to advance our internal programs, even if we receive positive results from our research and development or business development efforts.

From time to time we maintain a portfolio of investments in marketable debt securities which are recorded at fair value. Although we have established investment guidelines relative to diversification and maturity with the objectives of maintaining safety of principal and liquidity, credit rating agencies may reduce the credit quality of our individual holdings which could adversely affect their value. Lower credit quality and other market events, such as changes in interest rates and further deterioration in the credit markets, may have an adverse effect on the fair value of our investment holdings and cash position.

Our operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

Our corporate headquarters are located at a single business park in Emeryville, California. Important documents and records, including copies of our regulatory documents and other records for our product candidates, are located at our facilities and we depend on our facilities for the continued operation of our business. Natural disasters and other catastrophic events, such as wildfires and other fires, earthquakes and extended power interruptions, which have not severely impacted Emeryville businesses in the past, and terrorist attacks, drought or flood, could significantly disrupt our operations and result in additional, unplanned expense. As a small company, we have a limited capability to establish and maintain a comprehensive disaster recovery program. Any significant natural disaster or catastrophic event could delay our development and commercialization efforts. Even though we carry insurance, we might suffer losses that exceed the coverage available under these insurance policies. In addition, we are not insured against terrorist attacks or earthquakes.

We may be negatively impacted by the effects of climate change.

With respect to the impacts of climate change, we have no means of assessing or determining whether climate change is a known trend likely to come to fruition with a material impact on us. If climate change were to have an impact on our results of operations, the physical impacts of climate change could have an adverse effect on the sourcing of our raw materials. We may be required to pay more for the raw materials and/or move to alternative suppliers in new geographical areas.

Risks Relating to Our Products, Technology and Know-how

Our products, if and when any of them are approved, could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements, or if such products exhibit unacceptable problems.

Any product for which we obtain marketing approval, together with the manufacturing processes, and advertising and promotional activities for such product, will be subject to continued regulation by the FDA and other regulatory agencies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Any adverse effects observed after the approval and marketing of a product candidate could result in the withdrawal of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of our products, if any, to short-term use. Later discovery of previously unknown problems with our products or their manufacture, or failure to comply with regulatory requirements, may result in one or more of the following:

•	restrictions on such products or manufacturing processes;

•	withdrawal of the products from the market;
•	voluntary or mandatory recalls;
•	fines;
•	suspension of regulatory approvals;
•	product seizures; or
•	injunctions or the imposition of civil or criminal penalties.

If we are slow to adapt, or unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, we may lose marketing approval for them when and if any of them are approved, resulting in decreased revenue from milestones, product sales or royalties.

If our competitors develop and market products that are more effective than our existing product candidates or any products that we may develop, or if they obtain marketing approval for their products before we do, our commercial opportunity will be reduced or eliminated.

The pharmaceutical and biotechnology industry is highly competitive. Pharmaceutical and biotechnology companies are under increasing pressure to develop new products, particularly in view of lengthy product development and regulatory timelines, expiration of patent protection and recent setbacks experienced by several products previously approved for marketing. We compete with many companies that are developing therapies for the symptoms of menopause and the treatment of cancer. Several companies are developing products with technologies that are similar to ours. We also face competition in therapies for the symptoms of menopause from over-the-counter (OTC) dietary supplements. Many of our competitors may have greater financial and human resources or more experience in research and development than we have, and they may have established sales, marketing and distribution capabilities. If we or our collaborators receive regulatory approvals for our product candidates, some of our products will compete with well-established, FDA-approved therapies that have generated substantial sales over a number of years. In addition, we will face competition based on many different factors, including the following:

•	the safety and effectiveness of our products;
•	the timing and scope of regulatory approvals for these products;
•	the availability and cost of manufacturing, marketing and sales capabilities;
•	the effectiveness of our or our collaborator’s marketing and sales capabilities;
•	the price of our products;
•	the availability and amount of third-party reimbursement; and
•	the strength of our patent position.

We also anticipate that we will face increased competition in the future as new companies enter our target markets and scientific developments surrounding cancer therapies and drugs for menopause continue to accelerate. Competitors may develop more effective or more affordable products, or may achieve patent protection or commercialize products before us or our collaborators. In addition, the health care industry is characterized by rapid technological change. New product introductions, technological advancements, or changes in the standard of care for our target diseases could make some or all of our products obsolete.

Our lead product candidate for the treatment of menopausal symptoms, Menerba, would be expected to compete with postmenopausal hormone replacement therapy which has been the primary treatment of menopausal symptoms such as hot flashes. Leading hormonal agents include Premarin and Prempro by Wyeth Pharmaceuticals, Cenestin, Estradiol (generic) and Medroxy-Progesterone Acetate by Barr Pharmaceuticals, and Ogen, Provera and Estring by Pfizer. In addition, Menerba may be expected to compete with newer generation anti-depressants used to treat hot flash frequency, such as desvenlafaxine by Wyeth, fluoxetine by Eli Lilly and paroxetine by GlaxoSmithKline. The makers of these hormonal agents would compete directly with us relative to Menerba. Menerba may also face competition from over-the-counter dietary supplements.

While we are developing Menerba to minimize many of the risks associated with long-term use of HT that have been observed in recent studies, further clinical testing of this product candidate has yet to be completed. In addition, certain hormone therapies may have advantages relative to Menerba, which may include greater efficacy and lower cost.

We will face uncertainty in any commercialization of our product candidates relating to coverage, pricing and reimbursement due to health care reform and heightened scrutiny from third-party payers, which may make it difficult or impossible to sell our product candidates on commercially reasonable terms.

Sales of prescription drugs depend significantly on access to the formularies, or lists of approved prescription drugs, of third-party payers such as government and private insurance plans, as well as the availability of reimbursement to the consumer from these third party payers. These third party payers frequently require drug companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for medical products and services. Our potential products may not be considered cost-effective, may not be added to formularies and reimbursement to the consumer may not be available or sufficient to allow us to sell our potential products on a competitive basis.

In addition, the efforts of governments and third-party payers to contain or reduce the cost of health care will continue to affect the business and financial condition of drug companies such as us. A number of legislative and regulatory proposals to change the health care system have been discussed in recent years, including price caps and controls for pharmaceuticals. These proposals could reduce or cap the prices for our potential products or reduce government reimbursement rates for such products. In addition, an increasing emphasis on managed care in the United States has and will continue to increase pressure on drug pricing. We cannot predict whether legislative or regulatory proposals will be adopted or what effect those proposals or managed care efforts may have on our business. The announcement or adoption of such proposals or efforts could adversely affect our business.

Failure to secure patents and other proprietary rights or challenges to those patents and rights may significantly hurt our business.

Our success will depend on our ability to obtain and maintain patents and proprietary rights for our potential products and to avoid infringing on the proprietary rights of others, both in the United States and in foreign countries. Patents may not be issued from any of these applications currently on file, or, if issued, may not provide sufficient protection.

At present, we have about 140 patent applications pending in the United States Patent and Trademark Office the Patent Cooperation Treaty, the European Patent Office, Japan, and other markets. Two patents for Bezielle (US 7482029 B1, issued March 29, 2006 and US 8110228, issued February 7, 2012) are entitled “Composition for Treatment of Menopause.” Additional patents cover components of Menerba. “Estrogenic Extracts of Morus alba and Uses Thereof,” (US 7815949 B1, issued October 19, 2010) and “Estrogenic extracts of Ligustrum lucidum ait. of the oleaceae family and uses thereof” (US 8092841, issued January 10, 2012), each cover separate components of Menerba. Another patent (US 7700136, issued on April 20, 2010), for Bezielle is entitled “Scutellaria barbata Extract for the Treatment of Cancer”.

Our patent position, like that of many pharmaceutical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may not develop or obtain rights to products or processes that are patentable. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe, or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us.

Several drug companies and research and academic institutions have developed technologies, filed patent applications, or received patents for technologies that may be related to our business. In addition, we may not be aware of all patents or patent applications that may impact our ability to make, use, or sell any of our potential products. For example, US patent applications may be kept confidential while pending in the Patent and Trademark Office and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from the patent rights of others could limit our ability to obtain meaningful patent protection. If other companies obtain patents with conflicting claims, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms, or at all. Any failure to obtain such licenses could delay or prevent us from pursuing the development or commercialization of our potential products.

We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others’ rights. If any of our competitors have filed patent applications in the United States which claim technology we also have invented, the Patent and Trademark Office may require us to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

If third parties successfully assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development of our product candidates.

The manufacture, use, or sale of our potential products may infringe on the patent rights of others. Any litigation to determine the scope and validity of such third party patent rights would be time-consuming and expensive. If we are found to infringe on the patent or intellectual property rights of others, we may be required to pay damages, stop the infringing activity, or obtain licenses covering the patents or other intellectual property in order to use, manufacture, or sell our products. Any required license may not be available to us on acceptable terms or at all. If we succeed in obtaining these licenses, payments under these licenses would reduce any earnings from our products. In addition, some licenses may be non-exclusive and, accordingly, our competitors may have access to the same technology as that which is licensed to us. If we fail to obtain a required license or are unable to alter the design of our product candidates to make the licenses unnecessary, we may be unable to commercialize one or more of them, which could significantly affect our ability to achieve, sustain, or grow our commercial business.

If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary know-how that is not patentable or for which we have elected not to seek patent protection.

In an effort to protect our unpatented proprietary technology, processes, and know-how, we require our employees, consultants, collaborators, and advisors to execute confidentiality agreements. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and we may not become aware of, or have adequate remedies in the event of, any such breach. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators, or advisors have previous employment or consulting relationships. Also, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

Our product candidates may have difficulties with market acceptance even after FDA approval.

Even if we receive regulatory approvals for the commercial sale of our product candidates, the commercial success of these products will depend on, among other things, their acceptance by physicians, patients, third-party payers and other members of the medical community as a therapeutic and cost-effective alternative to competing products and treatments. If our product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business. Market acceptance of, and demand for, any product candidate that we may develop and commercialize will depend on many factors, including the following:

•	our ability to provide acceptable evidence of safety and efficacy;
•	the prevalence and severity of side effects or other reactions;
•	the convenience and ease of use;
•	availability, relative cost and relative efficacy of alternative and competing products and treatments;
•	the effectiveness of our marketing and distribution strategy;
•	the publicity concerning our products or competing products and treatments; and

•	our ability to obtain third-party insurance coverage and adequate payment levels.

If our product candidates do not become widely accepted by physicians, patients, third-party payers and other members of the medical community, we may be unable to achieve profitability.

Additional clinical and non-clinical trials may be necessary as we progress to a New Drug Application (NDA).

While we have reached agreement with the FDA as to the clinical and non-clinical studies necessary for progression of Menerba to a New Drug Application (NDA), including trial design and size, this is subject to change based on the results of said studies. For example, prior to initiation of the Menerba Phase 3 studies, the FDA requested an additional 13-week non-clinical toxicology study in rats and dogs, and a 28-day, 20-patient, open label clinical trial to assess tolerance of the higher dose planned. We cannot be certain whether or not additional studies might be considered necessary by the FDA, or whether or not the FDA may mandate changes to the other planned studies. Additionally, we cannot be certain whether or not the FDA review process will result in a delay to the initiation of the planned or additional clinical or non-clinical studies.

Risks Related to Our Common Stock

If our common stock is determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

On February 7, 2012, we effected a voluntary delisting from The NASDAQ Capital Market and our common stock began trading on the OTCQB under the trading symbol “BNVI”. The SEC has adopted regulations that define a “penny stock” to include any equity security that has a market price per share of less than $5.00, subject to certain exceptions, and certain securities not listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. The last reported closing sales price of our common stock on March 12, 2012 was $0.06 per share, as reported on the OTCQB. Although we do not believe that our common stock currently is a “penny stock” under Rule 3a51-1(g) of the Exchange Act because we are an issuer with net tangible assets in excess of $2 million and meet other requirements, if our net tangible assets were to decrease and our common stock was determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. During the period from January 1, 2005 to March 12, 2012, the lowest and highest reported trading prices of our common stock on the OTCQB, or for the period from May 29, 2007 to February 6, 2012, as reported on The NASDAQ Capital Market, or for periods before May 29, 2007, as reported on the OTC Bulletin Board, were $0.06 and $34.00 (in each case, as adjusted to reflect the 1 for 5 reverse stock split on August 30, 2010). Factors such as the following could cause the market price of our common stock to fluctuate substantially:

•	the results of research or development testing of our or our competitors’ products;
•	technological innovations related to diseases we are studying;
•	new commercial products introduced by our competitors;
•	government regulation of our industry;

•	receipt of regulatory approvals by our competitors;
•	our failure to receive regulatory approvals for products under development;
•	developments concerning proprietary rights; or
•	litigation or public concern about the safety of our products.

The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of drug development companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

In August 2010, we implemented a 1-for-5 reverse split of our common stock to address The NASDAQ Capital Market’s continuing listing requirement that our stock price exceed $1.00. Subsequently, we were informed by The NASDAQ Capital Market that we had regained compliance with NASDAQ. However, on March 14, 2011, we received a letter from The NASDAQ Stock Market stating that we were not in compliance with NASDAQ listing rules because we failed to maintain a minimum bid price of $1.00 per share for the last 30 consecutive business days. NASDAQ granted us a period of 180 calendar days to regain compliance and on September 14, 2011, NASDAQ informed us that we had been granted an additional 180 calendar days, or until March 12, 2012 to regain compliance. On February 7, 2012, we effected a voluntary delisting from The NASDAQ Capital Market and our common stock began trading on the OTCQB under the trading symbol “BNVI”.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions of our certificate of incorporation, bylaws, and provisions of applicable Delaware law may discourage, delay, or prevent a merger or other change in control that a stockholder may consider favorable.

Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by any of the following:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
•	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent board of directors; or
•	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares are eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As of March 12, 2012, we have five effective registration statements registering the resale of up to 82,619,908 shares of our common stock and shares of our common stock issuable upon exercise of warrants. As additional shares of our common stock become available for resale in the public market pursuant to that registration statement, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of such shares of common stock may be offered from time to time in the open market and these sales may have a depressive effect on the market for our shares of common stock.

Risks Relating to the Warrants

There is no public market for the Warrants being offered in the Offering.

There is no established public trading market for the Warrants being offered in the Offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date, subject to certain exceptions.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements made in, or incorporated by reference into, this prospectus other than statements of historical fact, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. When used in, or incorporated by reference into, this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included in this prospectus supplement and under

Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements contained in, or incorporated by reference into, this document; such statements need to be evaluated in light of all the information contained in, or incorporated by reference into, this document.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

DESCRIPTION OF TRANSACTION

Securities Purchase Agreement

On March 12, 2012, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with the investors named on the Schedule of Buyers attached thereto, or the Investors, relating to the purchase by the Investors of (i) 14,231,696 shares of our common stock, par value $0.0001 per share, and (ii) warrants, or the Warrants, to purchase an aggregate of 11,485,844 shares of common stock at an exercise price of $0.03 per share, which is referred to herein as the Offering. The aggregate purchase price for the common stock is approximately $426,951. If the Warrants are exercised in full for cash, we will receive approximately an additional $344,575 in proceeds. Assuming the Warrants are exercised in full for cash, we estimate that our net proceeds from the sale of these securities will be approximately $740,000, after deducting our estimated offering expenses.

A copy of the Securities Purchase Agreement has been filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 12, 2012, which is incorporated by reference into this prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 4 of the accompanying prospectus.

The Warrants

The following is a summary of the material terms of the Warrants. It does not include all provisions of the Warrants. A copy of the form of Warrant has been filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on March 12, 2012, which is incorporated by reference into this prospectus.

Exercisability

The holder may exercise the Warrant at any time prior to March 30, 2012. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). The number of Warrant Shares that may be acquired by any holder upon any exercise of the Warrant will be limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. The holder may elect to change this beneficial ownership to any other percentage not in excess of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) except that any such increase will not be effective until the 61st day after such written notice has been delivered to us.

Exercise Price

The exercise price upon exercise of the Warrants is $0.03 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends and stock splits, stock combinations, or other reclassifications affecting our common stock.

Payment of Exercise Price

The holders of the Warrants have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Warrants in cash or by wire transfer of immediately available funds, or, in the event that an effective registration statement is not available for the issuance of such Warrant Shares, by notifying us that the Warrant is being exercise pursuant to a cashless exercise. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise. In the event a holder elects to exercise the Warrant pursuant to a cashless exercise, the Warrant Shares will take on the registered characteristics of the Warrant being exercise and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares.

Failure to Timely Deliver Securities

If we should fail for any reason to timely deliver the number of shares of common stock to the holder of a Warrant to which the holder is entitled, the holder may then purchase shares of our common stock (in an open market transaction or otherwise) that the holder anticipated receiving from us upon exercise of the Warrant. The holder may then require us, within 3 trading days, either (i) to pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and expenses), or the “Buy-In Price,” at which point our obligation to deliver the Warrant Shares will terminate, or (ii) to honor our obligation to deliver the Warrant Shares and pay to the holder an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock times (B) the closing bid price on the date of exercise.

Insufficient Authorized Shares

If at any time while the Warrants remain outstanding, we do not have a sufficient number of authorized and reserved shares of common stock necessary to effect the exercise of the Warrants, we will take all actions necessary to increase our authorized shares as soon as practicable but in no event later than 60 days after the occurrence of such failure to have sufficient authorized shares.

Exchange Listing

We are not listing the Warrants on an exchange or any trading system and we do not expect that a trading market for the Warrants will develop.

USE OF PROCEEDS

Assuming the Warrants are exercised in full for cash, we estimate that the net proceeds to us from our sale of the securities offered by us in the Offering will be approximately $740,000, after deducting the estimated offering expenses payable by us.

We currently intend to use the net proceeds of the Offering to partially finance our Phase 3 clinical trial for Menerba and for general corporate purposes.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering. Expenditures will also depend upon the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in the development of our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

The shares of common stock and the Warrants being offered hereby are being offered for sale by us directly to certain institutional investors. The aggregate purchase price for the shares of our common stock is approximately $426,951. Additionally, the Warrants shall be exercisable into an aggregate of 11,485,844 shares of our common stock at an exercise price of $0.03 per share. If the Warrants are exercised in full for cash, we will receive approximately an additional $344,575 in proceeds. The price of the shares of common stock offered hereby and the Warrants was determined through negotiations between us and the purchasers. The factors considered in determining the price included, among other items, the recent market price of our common stock. We expect that the shares of common stock sold in the Offering and issued upon exercise of the Warrants will be quoted on the OTCQB. Our common stock is quoted on OTCQB under the symbol “BNVI.”

The expenses directly related to the Offering are estimated to be approximately $30,000 and will be paid by us. Expenses of the Offering include our legal and accounting fees, printing expenses, transfer agent fees and miscellaneous fees.

We currently anticipate that the closing of the sale of our common stock and the Warrants under this prospectus supplement will take place on or about March 13, 2012. On or about that date, we will issue the shares of common stock to the Investors.

The transfer agent for our common stock is Computershare Inc. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is (303) 262-0678.

The Securities Purchase Agreement with the Investors was included as an exhibit to a Current Report on Form 8-K, filed with the SEC on March 12, 2012, and is incorporated herein by reference.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 51,000 shares of our common stock, inclusive of warrants to purchase 30,000 shares of common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2010 and 2009, and for each of the years ended December 31, 2010, 2009 and 2008 and for the period from February 1, 2002 (date of inception) through December 31, 2010 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference into this prospectus. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010. These consolidated financial statements have been incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2011;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 11, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 3, 2011;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 11, 2011;
•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2011, March 15, 2011, May 11, 2011, May 13, 2011, August 3, 2011, August 30, 2011, September 19, 2011, November 10, 2011, January 4, 2012, January 6, 2012, January 27, 2012, February 17, 2012, March 1, 2012 (two filings) and March 12, 2012 (two filings);
•	Our Current Reports on form 8-K/A filed with the SEC on August 8, 2011 and March 13, 2012;
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description; and
•	All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA
94608 (510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the offering of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

BIONOVO, INC.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants, and units, having an aggregate offering price of up to $100,000,000. We may offer and sell these securities separately or together in any combination. We may offer and sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.” On June 8, 2010, the last reported sale price per share of our common stock was $0.42 per share. As of June 8, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $36,800,000. We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 17, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

We incorporate by reference important business and financial information about us into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference.” All references in this prospectus to “Bionovo,” “BNVI,” the “Company,” “we,” “us” or “our” mean Bionovo, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those date.

BIONOVO, INC.

Company Overview

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, Menerba TM (formerly MF-101), represents a new class of receptor sub-type selective estrogen receptor modulator (SERM), for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed Menerba to selectively modulate estrogen receptor beta (ERß) and to provide a safe and effective alternative to existing FDA approved therapies that pose a significant risk to women for developing breast cancer, stroke, cardiovascular disease, blood clots and other serious diseases. In preclinical studies, Menerba does not lead to tumor formation in either breast or uterine tissues and it does not increase the risk for clotting. This activity, if confirmed in clinical testing, would differentiate Menerba from some existing therapies and other therapies in clinical development. We announced results of our completed, multicenter, randomized, double-blinded, placebo-controlled Phase 1 trial, involving 217 women, which showed the higher of two Menerba doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes after 12 weeks of treatment. In addition, treatment with the higher of the two doses of

Menerba lead to a statistically significant reduction in nighttime awakenings when compared to placebo, which represents superior efficacy to existing non-hormonal therapies. We are seeking FDA approval to conduct further clinical testing at multiple clinical sites in the U.S. We believe that Menerba’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and other therapies under development and testing.

We are also developing Bezielle TM , an oral anticancer agent for advanced breast cancer. Unlike most other anticancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, Bezielle is designed to take advantage of a unique metabolism of cancer cells, with a well-characterized mechanism of action which leads to very selective tumor cell DNA damage and the death of cancer cells, without lasting harm to normal cells. This is accomplished by Bezielle’s secondary inhibition of glycolysis, a metabolic pathway on which cancer cells rely for energy production. Glycolysis inhibition leads to energy collapse in the cells and results in death of cancer cells. Since normal cells do not rely for the most part on glycolysis for energy production they are not killed by Bezielle. Based on our clinical and pre-clinical studies we believe that Bezielle may have a preferential effect on hormone-independent cancers, a subset with few treatment options. To date, 48 women with metastatic breast cancer have been treated with Bezielle in two separate Phase 1 clinical trials. As predicted by the mechanism of action, Bezielle had very limited toxicities with an extremely favorable tolerability profile. Moreover, Bezielle showed encouraging clinical activity among a cohort of women with metastatic breast cancer who had been heavily pretreated with other regimens. A Phase 2 trial has been approved by the FDA and the institutional review boards (“IRBs”) at several prestigious breast cancer clinical sites in the U.S. Bionovo is awaiting funding to commence this open-label, non-randomized trial in 80 women diagnosed with metastatic breast cancer who have failed no more than two prior chemotherapy regimens. We believe that Bezielle’s novel mechanism of action and favorable tolerability profile could lead to preferential use over existing drugs in the treatment of advanced breast cancer, and potentially in the broader, adjuvant care of breast cancer. We also plan to evaluate Bezielle for the treatment of other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We have a diverse pipeline of additional preclinical drug candidates in both women’s health and cancer. We have prepared an investigational new drug, or IND, application and plan to initiate a Phase I trial for our second women’s health drug candidate, SealaTM (formerly VG101), for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness”. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process targets herbs and other botanical sources, used in Traditional Chinese Medicine, believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to isolate and purify botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on the approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Corporate Information

Our principal executive offices are located at 5858 Horton Street, Suite 400, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contain forward-looking statements. Statements made in, or incorporated by reference into, this prospectus other than statements of historical fact, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in, or incorporated by reference into, this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital and general corporate purposes. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application for specific purposes, we may use the net proceeds to invest in investment-grade, interest-bearing securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;
•	debt securities;
•	warrants to purchase any of the securities listed above; and
•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws, and our warrants. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and the warrants, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

We are authorized to issue 350,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights for election of directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in the amounts and at times as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock, if any. Holders of our common stock do not have preemptive rights.

As of June 8, 2010, there were issued and outstanding 107,618,690 shares of common stock. Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.”

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.

No shares of preferred stock currently are outstanding.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation of the debt securities;
•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the debt securities may be issued and on which we will pay the principal on the debt securities;
•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	the currency of denomination of the debt securities;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;

•	the form of consideration in which principal of, premium or interest on the debt securities will be paid;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
•	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;
•	the form of the debt securities;
•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
•	whether the debt securities will be subject to subordination and the terms of such subordination;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any restriction or condition on the transferability of the debt securities;
•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;
•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and
•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
•	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) the acceleration shall be deemed to have been waived, rescinded and annulled if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, on the debt securities, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

•	to surrender any right or power conferred upon the Company;
•	to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
•	to evidence the succession of another corporation to the Company;
•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;
•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;
•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities; and
•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;
•	materially adversely affecting the economic terms of any right to convert or exchange any debt securities; and
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.
•	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

CERTAIN PROVISIONS OF DELAWARE LAW,
THE CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions that May Have an Anti-Takeover Effect

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage attempted acquisitions that might result in a premium over the market price for the shares of our common stock held by stockholders.

Limitations on Directors’ Liability

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 140,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 and for the period from February 1, 2002 (date of inception) through December 31, 2009 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference into this prospectus. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009. These consolidated financial statements have been incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 11, 2010;
•	Our Current Reports on Form 8-K filed with the SEC on March 19, 2010, April 28, 2010 and May 5, 2010; and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description.
•	All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.